Joint Filer Information Name: MILLENNIUM HOLDING GROUP, L.P.

Address:	666 Fifth Avenue New York, New York 10103

Designated Filer: Riverview Group, LLC Issuer: Digital Recorders, Inc. Date of Event Requiring Statement: October 6, 2004

Signature:	MILLENNIUM HOLDING GROUP, L.P.

	By:	Millennium Management, L.L.C. its general partner

	By:	/s/ Terry Feeney ————————————— Name: Terry Feeney Title: Chief Operating Officer

Page 3 of 5 Pages

Joint Filer Information Name: MILLENNIUM MANAGEMENT, L.L.C.

Address:	666 Fifth Avenue New York, New York 10103

Designated Filer: Riverview Group, LLC Issuer: Digital Recorders, Inc. Date of Event Requiring Statement: October 6, 2004

Signature:	MILLENNIUM MANAGEMENT, L.L.C.

	By:	/s/ Terry Feeney ————————————— Name: Terry Feeney Title: Chief Operating Officer

Page 4 of 5 Pages

Joint Filer Information Name: Israel A. Englander

Address:	c/o Millennium Management, L.L.C. 666 Fifth Avenue New York, New York 10103

Designated Filer: Riverview Group, LLC Issuer: Digital Recorders, Inc. Date of Event Requiring Statement: October 6, 2004 Signature:

/s/ Israel A. Englander ————————————— Israel A. Englander

Page 5 of 5 Pages